UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2016

Tobira Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35953	03-0422069
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

701 Gateway Blvd, Suite 300

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-6625

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2016, Tobira Therapeutics, Inc. (“Tobira” or “the Company”) entered into two separate license agreements with Dong-A ST Co., Ltd (“Dong-A”) pursuant to which (a) the Company obtained an exclusive license in the United States, Canada, Europe and Australia (“the Territory”) for the development and commercialization of Dong-A’s proprietary DPP-4 inhibitor, evogliptin, in combination with cenicriviroc and as a single agent for all therapeutic indications (the “Evogliptin License Agreement”) and (b) Dong-A received an exclusive license to develop and market the Company’s proprietary CCR2/CCR5 antagonist, cenicriviroc, in combination with evogliptin and as a single agent for all therapeutic indications in the Republic of Korea (the “CVC License Agreement” and, together with the Evogliptin License Agreement, the “License Agreements”).

Pursuant to the Evogliptin License Agreement, the Company agreed to pay to Dong-A an upfront cash payment of $1.5 million, and may be required to pay up to $25 million to Dong-A linked to the achievement of certain development and regulatory milestones for the first therapeutic indication and up to $10 million for each additional therapeutic indications in the United States and Europe.  Dong-A is also eligible to receive up to an additional $35 million based upon the Company’s achievement of certain commercial milestones. Further, once a licensed product is approved, the Company will be required to make tiered royalty payments in the high single to low double-digits to Dong-A based on net sales of such licensed product in the Territory.

Pursuant to the CVC License Agreement, Tobira will receive an upfront cash payment of $0.5 million from Dong-A and is eligible to receive up to an additional $2.5 million in payments linked to the achievement of milestones similar to those in the Evogliptin License Agreement for the first therapeutic indication and $0.5 million for each additional therapeutic indication in the Republic of Korea. Further, once a licensed product is approved, Dong-A will be required to make tiered double digit royalty payments to the Company based on net sales of such licensed product in the Republic of Korea.

Each company is responsible for its own development costs incurred within its respective territory. The Company and Dong-A have agreed to form a joint steering committee to help coordinate their respective development activities. Subject to the limitations set forth in the License Agreements, each party also has the right to grant sublicenses to their respective licensed products. The terms of the License Agreements will remain in effect unless and until terminated by one of the parties pursuant to the terms thereof (e.g., for cause, for convenience by the licensee on ninety (90) days prior written notice).

A copy of the License Agreements will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016.

On April 11, 2016, the Company issued a press release announcing its entry into the License Agreements. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release titled “Tobira Therapeutics and Dong-A ST Enter into License Agreements for Evogliptin and Cenicriviroc,” dated April 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tobira Therapeutics, Inc.

By:	/s/ Laurent Fischer, M.D.
Laurent Fischer, M.D.
Chief Executive Officer

Dated: April 11, 2016